UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: October 25, 2016
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800 Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Employment Agreement Amendments

On October 25, 2016, Agilysys, Inc. (the “Company”) entered into amendments to the Company’s Executive Employment Agreements with each of Kyle C. Badger, Senior Vice President, General Counsel and Secretary; Rehan Jaddi, Senior Vice President, Customer Support & Service Solutions; Larry Steinberg, Senior Vice President, Chief Technology Officer; and Jimmie D. Walker, Jr., Senior Vice President, Global Revenue. The amendments extend the term of employment under the agreements from July 18, 2017 to August 1, 2017 for each of Messrs. Badger, Jaddi, Steinberg and Walker.

Retention Grants

In addition, on October 25 and 26, 2016, the Compensation Committee of the Board of Directors of the Company approved cash and equity retention grants to named executive officers of the Company as follows:

Name	Cash Retention Award	Restricted Shares Retention Award
Kyle C. Badger	-	20,000 shares
Rehan Jaddi	$250,000	25,000 shares
Larry Steinberg	$350,000	35,000 shares
Jimmie D. Walker, Jr.	-	70,000 shares

The cash awards and half of the restricted stock awards to Messrs. Badger and Walker will vest 100% on October 25, 2017 if the grantee remains employed by the Company on that date, or 100% if the Company terminates the grantee’s employment without cause. In the event of a change of control of the Company, the cash awards and half of the restricted stock awards to Messrs. Badger and Walker will vest but will be subject to an additional one-year holding period. In accordance with the Company’s standard vesting terms for equity grants, the cash awards and half of the restricted stock awards to Messrs. Badger and Walker will be forfeited in the event of voluntary termination of employment by the grantee, death or disability of the grantee, or termination for cause by the Company.

The restricted stock awards to Messrs. Jaddi and Steinberg and half of the restricted stock awards to Messrs. Badger and Walker will vest 100% on November 15, 2018 if the grantee remains employed by the Company on that date. In the event of a change of control of the Company prior to November 15, 2017, these shares will be forfeited; if a change of control occurs after November 15, 2017, these shares will vest but will be subject to an additional one-year holding period. In accordance with the Company’s standard vesting terms for equity grants, these shares will be forfeited in the event of voluntary termination of employment by the grantee, death or disability of the grantee, or termination with or without cause by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: October 28, 2016